SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report	Date of earliest event reported

OCTOBER 26, 2001	OCTOBER 1, 2001

BIODELIVERY SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

0-28931
(Commission File Number)

Indiana	22-3364731

(State or other	(IRS Employer

jurisdiction of incorporation)	Identification No.)

UMDNJ New Jersey Medical School
Administrative Building 4
185 South Orange Avenue, MSB-A 691
Newark, New Jersey 07103
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 972-0015

Item 5. Other Events

     The Company held its annual shareholders’ meeting on October 1, 2001. The following matters were approved by our shareholders:

     1) Election of directors.

Dr. Francis E. O’Donnell, Dr. Raphael J. Mannino, L.M. Stephenson, and William Stone were elected directors.

SIGNATURES

     2) Adoption of the 2001 incentive stock option plan and reservation of 2,500,000 shares of common stock thereunder.

There were 14,932,600 votes for, zero votes against, and none abstained.

     3) Adoption of an amendment to the Articles of Incorporation to reverse split the Company’s common stock on a 2.66 for 1 basis or on such other basis or such other amount as the board of directors may determine in its discretion.

There were 14,932,600 votes for, zero votes against and none abstained.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, BioDelivery Sciences International, Inc. has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: October 26, 2001		BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Francis E. O’Donnell Francis E. O’Donnell, M.D.
President, Chief Executive Officer